EXHIBIT 24.1

POLYONE CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of PolyOne Corporation, an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Robert M. Patterson, Lisa K. Kunkle and Bradley C. Richardson, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of Common Shares of the Registrant issuable in connection with the PolyOne Corporation 2017 Equity and Incentive Compensation Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 11th day of May 2017.

/s/ Robert M. Patterson	/s/ Bradley C. Richardson
Robert M. Patterson	Bradley C. Richardson
Chairman, President, Chief Executive Officer and Director	Executive Vice President, Chief Financial Officer

/s/ Richard H. Fearon	/s/ Gregory J. Goff
Richard H. Fearon	Gregory J. Goff
Director	Director

/s/ William R. Jellison	/s/ Sandra Beach Lin
William R. Jellison	Sandra Beach Lin
Director	Director

/s/ Richard A. Lorraine	/s/ Kim Ann Mink
Richard A. Lorraine	Kim Ann Mink
Director	Director

/s/ William H. Powell	/s/ Kerry J. Preete
William H. Powell	Kerry J. Preete
Director	Director

/s/ William A. Wulfsohn
William A. Wulfsohn
Director